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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, to be filed on or around May 26, 1998, of our report dated February 18, 1998, included in SkyTel Communications, Inc.'s (formerly Mobile Telecommunication Technologies Corp.) Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP
                                   --------------------------
                                   ARTHUR ANDERSEN LLP


Jackson, Mississippi,
  May 22, 1998.